THIS PROMISSORY NOTE AND THE SHARES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS (COLLECTIVELY, THE "ACTS"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED OR DISPOSED OF EXCEPT PURSUANT TO REGISTRATION UNDER THE ACTS OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL, OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE CORPORATION, THAT SUCH REGISTRATION IS NOT REQUIRED.


                           CONVERTIBLE PROMISSORY NOTE

$700,000.00                       Fort Worth, Texas            November 5, 1999



        FOR VALUE RECEIVED, the undersigned, Telecom Wireless Corporation, a Utah corporation ("TWC"), promises to pay to the order of FlashNet Communications, Inc., a Texas corporation (together with its successors and assigns, "FLASHNET"), the sum of Seven Hundred Thousand and 00/100 Dollars ($700,000.00), together with interest from the date hereof on the unpaid principal balance hereof at a rate of twelve percent (12.00%) per annum until maturity. TWC hereby agrees for the benefit of FlashNet as follows:

     1. PAYMENT TERMS. Subject to Section 4 hereof, the principal of this Note shall mature and be due and payable in full on April 30, 2000. All accrued and unpaid interest shall be payable in arrears at the maturity of the principal of this Note, whether at scheduled maturity, upon prepayment, upon acceleration of maturity following an Event of Default (as hereinafter defined) or otherwise. All payments hereunder shall be payable in lawful money of the United States of America that is legal tender for public and private debts at the time of payments. Both principal and interest payable hereunder shall be payable at the address designated in Section 14 hereof or at such other place as FlashNet may, from time to time, designate in writing to TWC. Interest shall be calculated on the basis of actual number of days elapsed over a year of 365 or 366 days, as applicable.

     2. PREPAYMENTS. This Note may be prepaid prior to maturity by TWC in whole or in part and without prepayment penalty of any kind.

     3. CONVERSION. (a) At the option of FlashNet hereof, this Note or any portion hereof (including accrued but unpaid interest on this Note) may, at any time and/or from time-to-time prior to the payment hereof, including without limitation, any prepayment pursuant to Section 2 hereof, be converted into duly authorized, validly issued, fully paid and non-assessable shares (calculated to the nearest one-thousandth of a share) of the common stock, $.001 par value per share (the "Common Stock"), of TWC at the initial conversion price of $7.00 per share (calculated to the nearest one-thousandth of a share of Common Stock) subject to such adjustment or adjustments, if any, (such conversion price per share, as and if adjusted, the "Conversion Price") or the securities or other property issuable upon conversion as may be required by the provisions of clause (c) hereof, upon surrender of this Note to TWC at its principal office as set forth herein, accompanied by a notice of conversion, specifying that portion of this Note to be converted and if so required by TWC, by instruments of transfer, duly executed by FlashNet, of this Note, as may be necessary to surrender this Note. The number of shares of Common Stock issuable upon conversion of this Note will be determined by dividing the principal amount of this Note (including accrued but unpaid interest on this Note) or portion hereof offered for conversion by the then applicable Conversion Price, except that no fractional shares of Common Stock shall be issued upon any conversion. In lieu thereof, TWC shall pay for such fractional shares in cash at the then applicable Conversion Price. The conversion shall be deemed to have been effective immediately prior to the close of business on the date on which such notice shall have been received by, and this Note or portion hereof surrendered to, TWC, and at such time the rights of FlashNet in this Note or a portion hereof as FlashNet shall surrender to TWC shall cease and FlashNet shall be deemed to become the holder of record of the shares of Common Stock issuable upon such conversion. In case this Note is converted in part only, TWC shall, upon such conversion, execute and deliver to FlashNet thereof, at the expense of TWC, a new Note or Notes in the principal amount equal to the unconverted portion of this Note. If FlashNet does not elect to have the accrued but unpaid interest on this Note converted into shares of Common Stock, interest on this Note (including the accrued but unpaid interest) shall continue to compound.

         (b) TWC shall at all times prior to the payment in full of this Note reserve and keep available for issuance and delivery to FlashNet the full number of shares of Common Stock then issuable upon conversion of this Note.

         (c) If there shall be any stock dividend, stock split, recapitalization or other similar change or transaction of or by TWC, an appropriate adjustment shall be made to the Conversion Price so that the value to be received by FlashNet upon conversion of this Note shall be the same as though none of such transactions had occurred. The Conversion price determined or adjusted as herein provided shall remain in effect until further adjustment, if any, is required herein. Upon each adjustment, TWC shall send written notice to FlashNet setting forth such adjustment and the computation and a summary of the facts upon which it is based. Any adjustments so evidenced and made in good faith shall be binding upon FlashNet and TWC absent manifest error.

         (d) In case of any consolidation, merger or recapitalization of or by TWC (other than a consolidation, merger or recapitalization in which TWC is the continuing corporation and which does not result in any change in or reclassification of the Common Stock) or in the case of any sale or transfer of all or substantially all of the assets of TWC, FlashNet shall after such consolidation, merger, recapitalization, sale or transfer have the right to convert this Note into the kind and amount of shares of stock and other securities and property which FlashNet would have been entitled to receive upon such consolidation, merger, recapitalization, sale or transfer if it had held the Common Stock issuable upon the conversion of this Note immediately prior to such consolidation, merger, recapitalization, sale or transfer.

     4. DEFAULT; REMEDIES. An "Event of Default" shall mean any of the following events or conditions (each an "Event of Default"):

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         (a) TWC shall fail to pay any obligation hereunder within one business day after such obligation becomes due in accordance with the terms thereof; or

         (b) TWC shall fail to perform any of the obligations, covenants, terms or provisions contained or referred to in the Transfer and Settlement Agreement, the Bill of Sale and Assignment or the Mutual Release Agreement, each of even date herewith, between TWC and FlashNet (collectively, the "Transaction Documents") and such failure shall continue unremedied for a period of five days following the earlier of the date on which TWC first became aware of such failure or the date on which TWC receives written notice of such default; or

         (c) Any warranty, representation or statement contained in any Transaction Document or made or furnished to FlashNet by or on behalf of TWC in connection with any Transaction Document shall have been false when made or furnished; or

         (d) The dissolution, termination of existence or business failure of TWC or any material subsidiary thereof; the appointment of a receiver of all or any part of the property of TWC or any material subsidiary thereof; an assignment for the benefit of creditors by TWC or any material subsidiary thereof; or the commencement of any proceeding under any bankruptcy or insolvency laws or against TWC or any material subsidiary thereof which results in the entry of an order for relief or which remains undismissed, undischarged or unbonded for a period of 60 days or more.

Upon the occurrence of an Event of Default, the entire unpaid principal balance of this Note and all accrued but unpaid interest thereon should thereupon become immediately due and payable, without demand, presentment, notice of demand or dishonor and nonpayment or any other notice or declaration of any kind, all of which hereby are expressly waived by TWC. In addition, and without limitation of, the foregoing, if an Event of Default shall have occurred and be continuing, FlashNet may, from time to time in its discretion and without notice, exercise with respect thereto any and all rights and remedies granted or afforded to it under the Transaction Documents, applicable law or otherwise, all of which shall be cumulative and none of which shall be exclusive.

     5. NO WAIVER; CUMULATIVE RIGHTS. No delay on the part of FlashNet in the exercise of any power or right under this Note or under any other instrument executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

     6. WAIVER. TWC and all endorsers, sureties and guarantors of this Note waive demand, presentment, protest, notice of dishonor, notice of nonpayment, notice of intention to accelerate, notice of acceleration, notice of protest and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur, and agree to all extensions and partial payments, before or after maturity, without prejudice to FlashNet.

     7. COLLECTION COSTS. In the event that, upon an Event of Default, any amount under this Note is collected in whole or in part through suit, arbitration or mediation, then and in any such case there shall be added to the unpaid principal balance hereof all costs of collection,

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(including, but not limited to, reasonable attorneys' fees and expenses)
whether or not suit is filed.

     8. DEFAULT INTEREST. All past due principal and accrued interest on this Note shall bear interest from maturity (whether at scheduled maturity, upon acceleration of maturity following an Event of Default or otherwise) until paid at THE LESSER of (i) the rate of 18% per annum or (ii) the highest rate for which TWC may legally contract under applicable law.

     9. HEADINGS. The headings of the sections of this Note are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

     10. USURY. All agreements between TWC and FlashNet, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid, to FlashNet for the use, forbearance or detention of the money to be loaned hereunder or otherwise, exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision of this Note or of any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the FlashNet shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any other document evidencing, securing or pertaining to the indebtedness evidenced hereby or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of TWC to FlashNet relating to this Note, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to TWC. In determining whether or not the interest paid or payable with respect to any indebtedness of TWC to FlashNet, under any specific contingency, exceeds the highest lawful rate, TWC and FlashNet shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof and/or (iii) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by law. The terms and provisions of this Section 11 shall control and supersede every other conflicting provision of all agreements between TWC and FlashNet.

     11. SUCCESSORS AND ASSIGNS. All of the stipulations, promises and agreements in this Note made by or on behalf of TWC shall bind the successors and assigns of TWC, whether so expressed or not, and shall inure to the benefit of the successors and assigns of TWC and FlashNet. TWC may not assign its obligations hereunder without the prior written consent of FlashNet.

     12. SEVERABILITY. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note

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

shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     13. NOTICES. All notices and other communications hereunder shall be in writing or by telex, telegram or facsimile, and shall be deemed to have been duly made when delivered in person or sent by telex, telegram, facsimile, same day or overnight courier, or 72 hours after having been deposited in the United States first class or registered or certified mail return receipt requested, postage prepaid, to a party at the address set forth below (which may be changed in accordance with these notice procedures):

         If to FlashNet:

                           FlashNet Communications, Inc.
                           1812 North Forest Park Blvd.
                           Fort Worth, Texas 76102
                           Attn:  President
                           Fax:  (817) 332-9594

         If to TWC:

                           Telecom Wireless Corporation
                           5299 DTC Boulevard, 12th Floor
                           Englewood, Colorado 80111
                           Attn: President
                           Fax:  (303) 357-0100

            with a copy to (which copy shall not constitute notice):

                           Telecom Wireless Corporation
                           5299 DTC Boulevard, 12th Floor
                           Englewood, Colorado 80111
                           Attn: General Counsel
                           Fax:  (303) 357-0190

     14. CHOICE OF LAW; JURISDICTION. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW. TWC HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN TARRANT COUNTY, TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER RELATIONSHIP BETWEEN FLASHNET AND TWC BY ANY MEANS ALLOWED UNDER STATE OR FEDERAL LAW. ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR ANY OTHER RELATIONSHIP BETWEEN FLASHNET AND TWC SHALL BE BROUGHT AND LITIGATED EXCLUSIVELY IN ANY ONE OF THE STATE OR FEDERAL COURTS LOCATED IN

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

TARRANT COUNTY, TEXAS HAVING JURISDICTION UNLESS FLASHNET SHALL ELECT OTHERWISE. THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER.

         IN WITNESS WHEREOF, the undersigned has executed this Convertible Promissory Note on and as of the date first set forth above.


                                       TELECOM WIRELESS CORPORATION

                                       By: /s/ James C. Roberts
                                          ------------------------
                                       Name: James C. Roberts
                                            ----------------------
                                       Title: CEO
                                             ---------------------

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